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CUSIP NO.  13566G509


                                  Exhibit 99.1

JOINT FILING STATEMENT

         Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Shares of Canadian 88 Energy Corp., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on
Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.


April 3, 2000
                                       DUKE ENERGY CORPORATION

                                       By:  /s/ EDWARD MARSH
                                          -------------------------------------
                                       Name:    Edward Marsh
                                                Assistant Secretary


                                       DUKE ENERGY MERCHANTS HOLDINGS, L.L.C


                                       By:  /s/ WADE A. HOEFLING
                                          -------------------------------------
                                       Name:    Wade A. Hoefling
                                                Senior Vice President


                                       DUKE ENERGY HYDROCARBONS, L.L.C.


                                       By:  /s/ WADE A. HOEFLING
                                          -------------------------------------
                                       Name:    Wade A. Hoefling
                                                Senior Vice President